Exhibit 99.1

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	December 31, 2013			December 31, 2012
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)
Net sales	$2,215.6	$—	$2,215.6	$1,819.2	$—	$1,819.2

Cost of sales	1,581.1	(97.7)	1,483.4	1,311.8	(3.6)	1,308.2

Gross profit	634.5	97.7	732.2	507.4	3.6	511.0
Selling, general and administrative expenses	474.4	(38.9)	435.5	359.5	(43.7)	315.8
Reorganization costs, net	17.6	(17.6)	—	17.8	(17.8)	—

Operating earnings	142.5	154.2	296.7	130.1	65.1	195.2
Interest expense, net	52.1	(4.9)	47.2	49.5	(3.0)	46.5

Income before taxes	90.4	159.1	249.5	80.6	68.1	148.7
Income tax provision	53.4	28.9	82.3	31.9	20.1	52.0

Net income	$37.0	$130.2	$167.2	$48.7	$48.0	$96.7

Earnings per share:
Basic	$0.30		$1.34	$0.43		$0.86
Diluted	$0.29		$1.31	$0.43		$0.85
Weighted average shares outstanding:
Basic	124.7		124.7	112.7		112.7
Diluted	127.8		127.8	113.6		113.6

See Notes to Earnings Release attached to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2014

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Years ended
	December 31, 2013			December 31, 2012
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)
Net sales	$7,355.9	$—	$7,355.9	$6,696.1	$—	$6,696.1

Cost of sales	5,241.2	(111.2)	5,130.0	4,771.7	(14.8)	4,756.9

Gross profit	2,114.7	111.2	2,225.9	1,924.4	14.8	1,939.2
Selling, general and administrative expenses	1,519.8	(89.7)	1,430.1	1,320.5	(68.9)	1,251.6
Reorganization costs, net	22.0	(22.0)	—	27.1	(27.1)	—

Operating earnings	572.9	222.9	795.8	576.8	110.8	687.6
Interest expense, net	195.4	(16.1)	179.3	185.3	(3.3)	182.0
Loss on early extinguishment of debt	25.9	(25.9)	—	—	—	—

Income before taxes	351.6	264.9	616.5	391.5	114.1	505.6
Income tax provision	147.7	55.7	203.4	147.6	29.3	176.9

Net income	$203.9	$209.2	$413.1	$243.9	$84.8	$328.7

Earnings per share:
Basic	$1.79		$3.63	$2.08		$2.80
Diluted	$1.77		$3.59	$2.06		$2.78
Weighted average shares outstanding:
Basic	113.7		113.7	117.4		117.4
Diluted	115.1		115.1	118.2		118.2

See Notes to Earnings Release attached to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2014